UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 6, 2017

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 6, 2017, DiamondRock Hospitality Company (the “Company”) entered into a Renewal and Amendment No. 2 to Distribution Agreement (the “Amendments”) with each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC, as sales agents (the “Agents”) with respect to the Company’s at-the-market equity offering program.  The Amendments provide, among other things, that the Distribution Agreements, dated as of November 24, 2014 and amended on August 7, 2015 (the “Distribution Agreements”), be renewed retroactive to November 24, 2016 and that the term of the Distribution Agreements be extended to August 1, 2018. The Company has not made any sales under its at-the-market equity offering program since the Distribution Agreements were last amended on August 7, 2015.

The form of the Amendments is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of the Amendments filed herewith as an exhibit to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.                            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Form of Renewal and Amendment No. 2 to Distribution Agreement, dated January 6, 2017, by and among the Company, DiamondRock Hospitality Limited Partnership and the Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: January 6, 2017	By	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Renewal and Amendment No. 2 to Distribution Agreement, dated January 6, 2017, by and among the Company, DiamondRock Hospitality Limited Partnership and the Agents.